Jennison U.S. Emerging Growth Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


									January 22, 2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Jennison U.S. Emerging Growth Fund,
 Inc.
		File Nos. 333-11785 and 811-07811

	On behalf of the Jennison U.S. Emerging Growth Fund, Inc., enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

Very truly yours,
						/s/    Grace C. Torres
						Grace C. Torres
							Treasurer